Ordinary Shareholders' Meeting and Extraordinary Shareholders' Meeting of Gentium S.p.A.

Date: April 26, 2010 (first call)/April 30, 2010 (second call)

See Voting Instruction On Reverse Side.

Please make your marks like this: ☒ Use dark black pencil or pen only

ORDINARY SHAREHOLDERS' MEETING:

THE BOARD OF DIRECTORS SUBMITS PROPOSALS 1, 2, 3, 4, 5, AND 6 FOR A VOTE.

	For	Against	Abstain
1. Approve the 2009 Italian GAAP financial statements of the Company and related documents and cover the annual operating losses by the utilization of the Company's net worth reserve.	☐	☐	☐
2. To set the number of members of the Board of Directors and elect the following individuals as members of the Board of Directors of the Company for the 2010/11 term:			
a. Gigliola Bertoglio	☐	☐	☐
b. Marco Codella	☐	☐	☐
c. Glenn Cooper	☐	☐	☐
d. Laura Ferro	☐	☐	☐
e. Khalid Islam	☐	☐	☐
f. Bobby Sandage, Jr.	☐	☐	☐
3. Approve compensation package of U.S. $155,000 for each director.	☐	☐	☐
4. Approve retroactive compensation of U.S. $8,500 for each director.	☐	☐	☐
5. Approve the engagement of Reconta Ernst & Young, S.p.A. as the Company's independent auditor for U.S. and Italian financial statements, and approve compensation to such auditor.	☐	☐	☐
6. Approve the amendment of the Company's 2007 Stock Option Plan.	☐	☐	☐
7. In its discretion, the proxy is authorized to vote upon such other matters as may properly come before the meeting.			

EXTRAORDINARY SHAREHOLDERS' MEETING:

THE BOARD OF DIRECTORS SUBMITS PROPOSALS 1, 2, 3, AND 4 FOR A VOTE.

	For	Against	Abstain
1. To amend the previous resolution of the Extraordinary Shareholders' Meeting held on April 27, 2007.	☐	☐	☐
2. To increase the capital of the Company in cash by a maximum amount of €2,200,000 for the issuance of stock options to purchase a maximum of 2,200,000 ordinary shares of the Company (without a par value) to the Company's employees, directors and consultants pursuant to the Company's 2007 Stock Option Plan.	☐	☐	☐
3. To amend Article 6 of the Company's bylaws.	☐	☐	☐
4. To grant Dr. Khalid Islam with the power to carry out all the necessary formalities in order to implement the above resolutions.	☐	☐	☐
5. In its discretion, the proxy is authorized to vote upon such other matters as may properly come before the meeting.			

Authorized Signatures - This section must be completed for your instructions to be executed.

______________________ Please Sign Here   ______________________ Please Date Above

______________________ Please Sign Here   ______________________ Please Date Above

← Please separate carefully at the perforation and return just this portion in the envelope provided. ←

Ordinary Shareholders' Meeting and Extraordinary Shareholders' Meeting of Gentium S.p.A. to be held April 26, 2010 (first call)/April 30, 2010 (second call) for holders as of March 5, 2010

MAIL

- Mark, sign and date your Voting Instruction Form.
- Detach your Voting Instruction Form.
- Return your Voting Instruction Form in the postage-paid envelope provided.

All votes must be received by 5:00 pm, Eastern Time April 16, 2010 if meeting is held on first call and April 23, 2010 in the event that the meeting is held on second call.

PROXY TABULATOR FOR

GENTIUM S.p.A.
P.O. BOX 8016
CARY, NC 27512-9903

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CLIENT #

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GENTIUM S.p.A.

Instructions to The Bank of New York Mellon, as Depositary (Must be received prior to 5:00 P.M. on April 16, 2010 if the meeting is held on first call and April 23, 2010 in the event that the meeting is held on second call)

The undersigned registered holder of American Depositary Shares hereby requests and instructs The Bank of New York Mellon, as Depositary, to endeavor, in so far as practicable, to vote or cause to be voted the amount of Ordinary Shares or other deposited securities represented by such American Depositary Shares registered in the name of the undersigned on the books of the Depositary as of the close of business on March 5, 2010 at the Ordinary Shareholders' Meeting and the Extraordinary Shareholders' Meeting of Gentium S.p.A. to be held on April 26, 2010, if such meetings are held on the first call, or April 30, 2010, if such meetings are held on the second call, in respect of the resolutions specified on the reverse.

PROXY TABULATOR FOR
GENTIUM S.p.A.
P.O. Box 8016
CARY, NC 27512-9903